SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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The McClatchy Company

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THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

March 28, 2003

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 14, 2003, at 9:00 a.m. local time, in the Vizcaya Pavilion, located at 2019 21st Street, Sacramento, California 95818.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; (ii) approve McClatchy’s Chief Executive Officer Bonus Plan; and (iii) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously believes that the three items proposed by the Board are in the best interests of McClatchy and its shareholders and recommends that you vote in favor of the proposals.

In addition to these items of business, at the meeting I will report to you on McClatchy’s financial position and results of operations and respond to comments and answer questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you vote by proxy and then attend the meeting and vote in person, your vote in person at the meeting will revoke votes by proxy previously submitted, and only your ballot will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Gary Pruitt

Chairman, President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

THE McCLATCHY COMPANY

TO BE HELD MAY 14, 2003

To our Shareholders:

The annual meeting of shareholders of The McClatchy Company will be held on Wednesday, May 14, 2003, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818, for the following purposes:

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.	To approve McClatchy’s Chief Executive Officer Bonus Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2003 fiscal year; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has chosen the close of business on March 17, 2003, as the record date to identify those shareholders entitled to notice of and to vote at the annual meeting. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about March 28, 2003.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 28, 2003

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816. This proxy is for use at McClatchy’s 2003 Annual Meeting of Shareholders to be held on Wednesday, May 14, 2003, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

This proxy statement contains important information regarding McClatchy’s 2003 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 17, 2003, the record date, there were outstanding 19,508,221 shares of McClatchy’s Class A Common Stock and 26,524,147 shares of McClatchy’s Class B Common Stock. The Board of Directors is first sending this proxy statement and form of proxy to shareholders on or about March 28, 2003.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, the company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of directors, each share of Class A Common Stock entitles the holder to one-tenth ( 1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters other than the election and removal of directors, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the company’s records as the owner of that share. If your name appears in the company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote in person at the meeting or by proxy through the mail, by telephone, or over the Internet.

Voting in Person at the Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, or if you hold a valid proxy from the record owner of at least one share of

McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the meeting and vote in person. Shareholders who attend the meeting and wish to vote in person will be provided with a ballot at the meeting.

If you plan to attend the meeting and vote in person, please be prepared to present photo identification for admittance. If you are the record owner of your shares, prior to granting you admission to the meeting, the company will verify your name against a list of record owners as of the close of business on the record date. If you are the beneficial owner of shares held through a broker or other nominee and wish to attend the meeting and vote in person, you will need to obtain a properly executed, valid proxy from your broker or nominee (the record owner), authorizing you to vote such shares. Please be prepared to present such a proxy for admittance. Similarly, if you are a proxy holder, please be prepared to present the properly executed, valid proxy that you hold.

Even if you plan to attend the meeting, the Board of Directors encourages you complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of voting at the meeting (see section entitled “Revoking Your Proxy” below). If you attend the meeting and vote in person, your completed ballot will revoke any proxies previously submitted.

Voting by Proxy

If you do not plan or are unable to attend the meeting and vote in person, you may still vote by authorizing another to vote on your behalf in accordance with your directions. If you are a record owner, you may vote by proxy in any or all of the methods described below. The proxy last executed by you and submitted prior to the close of voting at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Chief Executive Officer Bonus Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

Voting by Mail.    By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by proxy, either through the mail, by telephone or over the Internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth ( 1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under Delaware General Corporation Law, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under Delaware General Corporation Law, an abstention has the same effect as a vote against the proposal.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker, and your broker transmits proxy materials to you, but you do not return voting instructions, Rule 452 of the New York Stock Exchange Guide permits your broker to vote your shares on certain routine, uncontested matters without your instructions. The rule also lists various non-routine matters as to which your broker may not vote your shares without your instructions. A vote on a non-routine item not cast by the broker in compliance with this rule is known as a “broker non-vote.”

Because all business to be transacted at, or that may properly come before, the meeting is routine and uncontested, broker non-votes cannot arise. If your broker does not vote your shares, your shares will be counted as not present at the meeting for purposes of determining both a quorum and shareholder approval.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in McClatchy’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2003, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at 1-916-321-1846; or

•	viewing our Quarterly Report on Form 10-Q for the second quarter of fiscal 2003 on the Securities and Exchange Commission’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

PROPOSALS

Item 1.    Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

Each nominee is presently a director of McClatchy. The directors elected will serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any director nominee is unable or declines to serve as a director at the time of the meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors and FOR each of the Class B nominees for director proposed by the Board of Directors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine, 54, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine has also been an Adjunct Professor of History with George Washington University since 1991.

Leroy Barnes, Jr., 51, has been a director of McClatchy since September 2000. Mr. Barnes is Vice President and Treasurer of PG&E Corporation, a position he has held since July 2001. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as Assistant Treasurer, Division General Manager, and Vice President and Chief Financial Officer of PacTel Corporation, Pacific Telesis’ unregulated subsidiary. He also served as Chief Financial Officer of U.C. Press, the international publishing subsidiary of the University of California, from 1979 to 1985; as a Management Consultant at Touche Ross & Co. from 1978 to 1979; and as Assistant Director of Admissions at Stanford University from 1974 to 1976. Mr. Barnes serves on the board of directors of Longs Drug Stores Corporation. He is the former Chairman of the Board of the California Endowment and a member of the board of directors of the Head-Royce School.

S. Donley Ritchey, 69, has been a director of McClatchy since July 1985. He retired from Lucky Stores in 1986, where he was chief executive officer and chairman of its board of directors. Mr. Ritchey currently is a director of SBC Communications, Inc., De La Salle Institute and the John Muir/Mt. Diablo Health System, and is managing partner of Alpine Partners, a family investment general partnership.

Maggie Wilderotter, 48, has been a director of McClatchy since January 2001. Ms. Wilderotter is Senior Vice President, Business Strategy, at Microsoft Corporation, a position she has held since November 2002. From 1997 to 2002, she served as President, Chief Executive Officer and a director of Wink Communications, Inc. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services, Inc., a provider of wireless communications services in the United States and a wholly-owned subsidiary of AT&T Corporation. Prior to her tenure at AT&T Wireless, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. from 1991 to 1995 and Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Ms. Wilderotter serves on the boards of directors of Airborne Express, American Tower Corp., Anixter International, Inc., and the National Cable and Television Association. Ms. Wilderotter is also a member of the boards of trustees of the College of the Holy Cross.

Nominees for Class B Director

William K. Coblentz, 80, has been a director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of the Central Valley Foundation, the Public Policy Institute of California and the Koret Foundation. From 1964 to 1980 Mr. Coblentz was a member of the University of California Board of Regents and served as chairman for two years.

Molly Maloney Evangelisti1, 50, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

Larry Jinks, 74, has been a director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc. During that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of the Media Management Center at Northwestern University and former chairman of the Knight Foundation’s Journalism Advisory Committee.

Joan F. Lane, 74, has been a director of McClatchy since March 1989. She is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She served on the board of directors of the James Irvine Foundation from 1990 to 2001 and the Brown Group, Inc. from 1985 to 1996. From 1984 to 1991, she was a trustee of the San Francisco Foundation. Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University from 1982 to 1992. She was a member of the board of trustees of Smith College from 1978 to 1985, and chairman of the board from 1982 to 1985.

James B. McClatchy,1 82, is Publisher of McClatchy, having been elected to that position in July 1987. He served as the Chairman of the Board of Directors from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a director of McClatchy from 1943 through 1965, was again elected a director in 1976 and has served in that capacity since that time. He is a former owner and publisher of several weekly newspapers in California and Nevada. He is a board member and past president of the Inter-American Press Association, past president and director of the French American International School, and a director and president of the Central Valley Foundation. He is also a member of the board of directors of Valley Vision.

[1]	James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Kevin S. McClatchy,1 40, has been a director of McClatchy since September 1998. Since 1996, he has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. He was Sales Director for the Newspaper Network, Inc. from 1993 to 1994, Advertising Director at the Amador Ledger Dispatch from 1992 to 1993 and sales representative for The Sacramento Bee from 1990 to 1992.

William Ellery McClatchy,1 79, has been a director of McClatchy since March 1976 and Assistant Secretary since August 1980.

Theodore R. Mitchell, 47, has been a director of McClatchy since September 2001. He is President of Occidental College in Los Angeles, a position he has held since July 1999. Dr. Mitchell was vice president of education and strategic initiatives at the J. Paul Getty Trust from 1998 to 1999. Dr. Mitchell held various positions with the University of California, Los Angeles from 1992 to 1998, including serving as Vice Chancellor, Academic Planning and Budget, and Vice Chancellor for External Affairs. He served as Deputy to the President and to the Provost of Stanford University from 1991 to 1992. Prior to that time, he was a professor at Dartmouth College, where he also served as Chair of the Department of Education. Dr. Mitchell serves on the boards of directors of New Schools Venture Fund and the Gateway Learning Corporation, a privately-held company.

Gary B. Pruitt, 45, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. In May 2001, he was named McClatchy’s Chairman of the Board. He has been a director of McClatchy since July 1995. He served as Chief Operating Officer of McClatchy from 1995 to 1996. From 1994 to 1995, he served as Vice President, Operations and Technology of McClatchy. Prior to that time he was Publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the boards of directors of the Newspaper Association of America, the James Irvine Foundation and the Mutual Insurance Company, Limited.

Frederick R. Ruiz, 59, has been a director of McClatchy since July 1993. Since 1998, he has been chairman of Ruiz Foods, Inc., a privately held frozen food company, and was president and chief executive officer of that company from 1990 to 1998. Mr. Ruiz currently serves on the board of directors of Gottschalks, Inc., Verdisys, the California Endowment, the Hispanic College Fund and the Institute for Family Business. He is a member of the Business Advisory Council of California State University, Fresno.

Other Executive Officers

Peter M. CaJacob, 59, has been Vice President, Human Resources of McClatchy since December 1993. He joined McClatchy as its Director of Human Resources in 1990. From 1989 to 1990, he was director of human resources for the GenCorp Automotive Group and, prior to that time, held management positions in human resources with Aerojet General Corporation and Whirlpool Corporation. Mr. CaJacob served on the board of directors of the Industrial Relations Bureau of the California Newspaper Publishers Association in 1990 and 1991.

Christian A. Hendricks, 40, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media, where he served until August 1999. Mr. Hendricks serves on the Newspaper Association of America Committee on Diversity.

[1]	James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Karole Morgan-Prager, 40, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From 1992 to 1995, she was Associate General Counsel of The Times Mirror Company. She was an associate with the law firm of Morrison & Foerster LLP from 1987 to 1992. She currently serves on the board of directors of the Boys & Girls Club of Greater Sacramento.

Patrick J. Talamantes, 38, has been Vice President, Finance, and Chief Financial Officer of McClatchy since April 2001. In addition, from April 2001 to December 2002, he served as McClatchy’s Treasurer. Prior to joining McClatchy, he was with Sinclair Broadcast Group, Inc. from 1996 to 2001, and served the last two years as Chief Financial Officer. Mr. Talamantes was Treasurer of River City Broadcasting LP of St. Louis from 1995 to 1996, and spent nine years in various banking positions with Chemical Bank of New York.

Howard C. Weaver, 52, has been Vice President, News of McClatchy since April 2001. He joined McClatchy in 1979 and, in 1983, became editor of the Anchorage Daily News. From 1995 to 1996, he served as assistant to the president for new media strategies and, from 1996 to 2001, he was editor of the editorial pages at The Sacramento Bee. Mr. Weaver is a member of the American Society of Newspaper Editors and has five times served as a Pulitzer Prize juror. Mr. Weaver is on the board of visitors, John S. Knight Fellowships, Stanford University, and was founding co-chair of the Northern News Service, an international press cooperative of Arctic nations.

Robert J. Weil, 52, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in the Northwest and the Twin Cities of Minneapolis/St. Paul and The Newspaper Network, Inc., McClatchy’s national sales and marketing company. From 1994 to 1997, he served as Publisher of The Fresno Bee. From 1992 to 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspaper operations headquartered in Bellevue, Washington. Mr. Weil held other senior management positions with Persis and Gannett from 1973 to 1992. Mr. Weil currently serves on the board of directors of American Press Institute.

Frank R. J. Whittaker, 53, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in California and the Carolinas. Mr. Whittaker joined McClatchy as General Manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both President and General Manager of The Sacramento Bee. From 1972 to 1985, Mr. Whittaker served The Toronto Star in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the board of the Audit Bureau of Circulations, the Sacramento Regional Foundation, and the Graduate School of Business at the University of California, Davis. In November 2002, Mr. Whittaker was named Treasurer of the Audit Bureau of Circulations.

Item 2.    Approval of McClatchy’s Chief Executive Officer Bonus Plan

Overview

On January 21, 1998, the Board of Directors first adopted, and on May 21, 1998 at the 1998 Annual Meeting of Shareholders, McClatchy shareholders first approved, McClatchy’s Chief Executive Officer Bonus Plan, as amended, (the “CEO Bonus Plan”) which is intended to qualify the bonuses payable pursuant to the CEO Bonus Plan as performance-based compensation eligible for deductibility under Section 162(m) of the Internal Revenue Code. On March 19, 2003, the McClatchy Board of Directors amended the CEO Bonus Plan, which amendment clarified the objective business criteria used to establish the CEO bonus formula. For bonuses payable pursuant to the CEO Bonus Plan to qualify as performance-based compensation eligible for deductibility, Section 162(m) of the Internal Revenue Code requires that the material terms under which payments are made be disclosed to shareholders and approved by a majority vote at least once every five years. To comply with this requirement, the Board of Directors is submitting the CEO Bonus Plan for shareholder approval. A copy of the CEO Bonus Plan appears as Appendix A to this proxy statement. The following is intended to be a summary of the material terms of the CEO Bonus Plan and is not a complete statement of the CEO Bonus Plan’s terms.

Purpose

The purpose of the CEO Bonus Plan is to motivate and reward the Company’s CEO for exceptional performance by making a portion of the CEO’s cash compensation directly dependent on the growth of objective McClatchy business criteria.

Eligible Individual

The individual eligible for a cash bonus under the CEO Bonus Plan is the Company’s CEO.

Maximum Bonus and Payout Criteria

The CEO Bonus Plan shall be administered by a Committee of at least two outside directors of McClatchy that satisfy the requirements of 162(m) of the Internal Revenue Code. The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Internal Revenue Code. The formula(e) shall incorporate one or more of the following objective business criteria based on performance in McClatchy’s operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of revenue, net income, net income as a percentage of revenue and/or newspaper circulation. The term “performance period” shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO under the CEO Bonus Plan for any performance period shall not exceed $2,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

The amount reflected below is based on the 2002 bonus payout under the CEO Bonus Plan. This amount may not be indicative of future bonus payout amounts under the CEO Bonus Plan, since the Committee has the authority to change the metrics pursuant to which future payouts will be awarded under the CEO Bonus Plan.

New Plan Benefits

Chief Executive Officer Bonus Plan

Name and Position	2002 Dollar Value
Gary B. Pruitt, Chief Executive Officer	$750,000

Under the CEO Bonus Plan, the Committee determines the CEO’s bonus payment based on an objective formula established in advance by the Committee. In January of 2002, the Committee determined the formula for Mr. Pruitt’s 2002 bonus. Under this formula, Mr. Pruitt’s 2002 bonus was based on McClatchy’s actual results compared to targeted earnings per share and targeted operating cash flow. The target payout of 75% of Mr. Pruitt’s annual base pay is adjusted up or down based on McClatchy performance relative to targeted earnings per share and targeted operating cash flow, with each measurement equally weighted at 37.5% of annual base pay. Given McClatchy’s 2002 earnings per share and operating cash flow performance, as compared to target, as well as other considerations discussed below in the Report of the Compensation Committee, the Committee awarded Mr. Pruitt a cash bonus under the CEO Bonus Plan of $750,000 in January 2003.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR approval of McClatchy’s Chief Executive Officer Bonus Plan. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

McCLATCHY’S CHIEF EXECUTIVE OFFICER BONUS PLAN.

Item 3.    Ratification of Deloitte & Touche LLP as McClatchy’s Independent Auditors

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as independent auditors for the fiscal year ending December 28, 2003. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees billed to McClatchy by Deloitte & Touche LLP for Fiscal 2002

Audit Fees.    Audit fees billed to McClatchy by Deloitte & Touche LLP for the audit of McClatchy’s fiscal 2002 annual financial statements and for the review of the financial statements included in McClatchy’s quarterly reports on Form 10-Q totaled $475,000.

Financial Information Systems Design and Implementation Fees.    McClatchy did not engage Deloitte & Touche LLP to provide advice to McClatchy regarding financial information systems design and implementation during the fiscal year ended December 29, 2002.

All Other Fees.    The aggregate fees billed to McClatchy by Deloitte & Touche LLP for services rendered to McClatchy during its 2002 fiscal year, other than the services described above under “Audit Fees,” totaled $222,389, which includes $122,551 for tax consultation and compliance services and $99,838 for the audits of certain employee benefit plans.

Audit Committee Pre-approval Policy

McClatchy’s general policy is that all audit and non-audit services provided to McClatchy by Deloitte & Touche LLP, McClatchy’s outside auditors, are reviewed and, if practicable and appropriate, pre-approved, by the Audit Committee of our Board of Directors.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under Delaware General Corporation Law, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under Delaware General Corporation Law, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS McCLATCHY’S INDEPENDENT AUDITORS.

BOARD AND COMMITTEE MEETINGS

The Board of Directors met six times during fiscal 2002. No director attended fewer than 75% of the aggregate number of meetings of the board and any committee on which such director served, with the exception of Frederick R. Ruiz, who attended 69%, and Kevin S. McClatchy, who attended 62%. A description of each committee of the Board of Directors follows below.

Compensation Committee

William K. Coblentz serves as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter serve as members of the Compensation Committee. The Compensation Committee recommends adoption of and administers the following compensation plans for executive officers and certain other employees of McClatchy: the Management by Objective Annual Bonus Plan; the Chief Executive Officer Bonus Plan; the Long-Term Incentive Plan; the Employee Stock Purchase Plan; the 1987 Amended and Restated Stock Option Plan; the 1994 Amended and Restated Stock Option Plan; and the 1997 Stock Option Plan. The Compensation Committee held three meetings during fiscal 2002.

Audit Committee

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s current listing standards). The Audit Committee appoints the independent auditors for McClatchy (subject to ratification by the shareholders), oversees the scope and results of the annual audit, approves the services to be performed by the independent auditors, reviews the performance and determines the fees of the independent auditors, the effectiveness and adequacy of the systems of financial reporting and internal accounting controls, and the scope and results of internal auditing procedures, and confirms and assures the independence of the auditors. The Audit Committee held seven meetings during fiscal 2002. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which appears as Appendix B to this proxy statement.

Nominating Committee

Larry Jinks serves as the chairperson and Elizabeth Ballantine, James B. McClatchy, William Ellery McClatchy and S. Donley Ritchey serve as members of the Nominating Committee. The Nominating Committee considers and recommends to the Board director candidates for election by the Class A or Class B shareholders, except candidates who are members of the McClatchy or Maloney families or management. The Nominating Committee held no meetings during fiscal 2002. The Nominating Committee will consider recommendations from shareholders for director candidates. Recommendations for director candidates should be submitted in writing to McClatchy’s Corporate Secretary and mailed and received at McClatchy’s principal executive offices, 2100 Q Street, Sacramento, California 95816.

Pension and Savings Plans Committee

Leroy Barnes, Jr. serves as the chairperson and Joan F. Lane, Kevin S. McClatchy, Dr. Theodore R. Mitchell, Gary B. Pruitt and S. Donley Ritchey serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee held two meetings during fiscal 2002.

Committee on the Board

Joan F. Lane serves as the chairperson and Elizabeth Ballantine, Leroy Barnes, Jr., William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Kevin S. McClatchy, and Dr. Theodore R. Mitchell serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate. The Committee on the Board held one meeting during fiscal 2002.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 17, 2003 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options exercisable within 60 days following the record date are deemed beneficially owned by the person holding those options. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement discussed later in this proxy statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class A Common Stock		Deemed Beneficial Ownership of Class A Common Stock
			Number of Shares of Class A Common Stock	Percent of Class
James B. McClatchy	34,500		15,090,999	43.7%
William K. Coblentz	24,500	(2)	13,144,495	40.3%
William Ellery McClatchy	10,750	(3)	12,960,277	39.9%
Erwin Potts	36,623	(4)	12,536,623	39.2%
Molly Maloney Evangelisti	117,625	(5)	5,580,125	22.3%
Brown McClatchy Maloney	34,000		5,218,440	21.1%
Kevin S. McClatchy	6,250	(6)	913,745	4.8%
Elizabeth Ballantine	41,888	(7)	41,888	*
Gary B. Pruitt	228,578	(8)	228,578	1.2%
Robert J. Weil	62,765	(9)	62,765	*
Frank R. J. Whittaker	82,538	(10)	82,538	*
Howard Weaver	25,183	(11)	25,183	*
Patrick J. Talamantes	16,433	(12)	16,433	*
S. Donley Ritchey	15,100	(13)	15,100	*
Joan F. Lane	13,750	(14)	13,750	*
Frederick R. Ruiz	20,500	(15)	20,500	*
Larry Jinks	13,125	(16)	13,125	*
Leroy Barnes, Jr.	1,875	(17)	1,875	*
Maggie Wilderotter	1,875	(18)	1,875	*
Theodore R. Mitchell	625	(19)	625	*
Private Capital Management	3,552,309	(20)	3,552,309	18.2%
GAMCO Investors, Inc.	1,047,595	(21)	1,047,595	5.4%
Ariel Capital Management, Inc.	2,127,968	(22)	2,127,968	10.9%
All executive officers and directors as a group (22 persons)	834,403	(23)	22,431,365	53.8%

*	Represents less than 1%.

(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Private Capital Management, Inc., 3003 Tamiami Trail N., Naples, FL 33940; (ii) Vanguard PRIMECAP Fund, P.O. Box 2600, Valley Forge, PA 19482; (iii) PRIMECAP Management Company, 225 South Lake Avenue, Suite 400, Pasadena, CA 91201; (iv) GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580; and (v) Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.

(2)	Includes 5,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(3)	Includes 10,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(4)	Includes 8,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(5)	Includes 10,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(6)	Includes 6,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(7)	Includes 8,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(8)	Includes 216,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(9)	Includes 59,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(10)	Includes 79,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(11)	Includes 21,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(12)	Includes 16,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(13)	Includes 10,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(14)	Includes 10,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(15)	Includes 16,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(16)	Includes 12,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(17)	Includes 1,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(18)	Includes 1,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(19)	Includes 625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(20)	Based on a Schedule 13G/A filed February 14, 2003. Also includes shares beneficially owned by Bruce S. Sherman and Gregg J. Powers.

(21)	Based on a Schedule 13D/A filed on February 13, 2003. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.

(22)	Based on a Schedule 13G/A filed on February 4, 2003.

(23)	Includes those shares subject to options indicated in notes (2) through (19) above and 77,375 shares subject to stock options not otherwise included in notes (2) through (19) above, which are currently exercisable or exercisable within 60 days.

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 17, 2003 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class B Common Stock		Percent of Class
James B. McClatchy	15,056,499	(2)	56.8%
William K. Coblentz	13,119,995	(3)	49.5%
William Ellery McClatchy	12,949,527	(4)	48.8%
Erwin Potts	12,500,000	(5)	47.1%
Molly Maloney Evangelisti	5,462,500	(6)	20.6%
Brown McClatchy Maloney	5,184,440	(7)	19.5%
Kevin S. McClatchy	907,495		3.4%
All executive officers and directors as a group (22 persons)	21,596,962	(8)	81.4%

(1)	All addresses: c/o The McClatchy Company, 2100 Q Street, Sacramento, California 95816.

(2)	Includes 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.

(3)	Includes: (i) 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased; and (iii) 170,468 shares of Class B Common Stock with regard to which William K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz disclaims beneficial ownership of these shares.

(4)	Includes 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.

(5)	These shares are held under five separate trusts each with 2,500,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. Erwin Potts disclaims beneficial ownership of these shares.

(6)	Includes 1,650,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.

(7)	Includes 1,650,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 144,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 36,110 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.

(8)	Includes those shares of Class B Common Stock indicated in notes (2) through (6) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy; or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more of lineal descendants of Charles K. McClatchy.

In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely (unless, following conversion, the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of McClatchy). The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

COMPENSATION

Director Compensation

McClatchy currently pays its non-employee directors an annual retainer of $35,000 per year plus $1,500 per day for in-person attendance at meetings of the Board of Directors and $1,000 per day for attendance at committee meetings. Attendance at board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons receive an additional $5,000 per year for their services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

Each non-employee director receives an annual grant of an option to purchase up to 3,000 shares of Class A Common Stock under the Amended and Restated 2001 Director Option Plan. The options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning March 1 following the date of grant.

Executive Compensation

The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the chief executive officer and McClatchy’s four most highly compensated executive officers other than the chief executive officer for the fiscal years ended December 31, 2000, December 30, 2001, and December 29, 2002, respectively.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)		LTIP Payouts(1)	All Other Compensation($)(2)
Pruitt, Gary B.	2002	$850,000	$750,000	$0	100,000		$0	$11,243
Chairman, President and Chief	2001	825,000	300,000	0	100,000		238,280	10,228
Executive Officer	2000	775,000	425,025	0	75,000		0	9,668

Weil, Robert	2002	$430,000	$260,000	$0	32,000		$0	$9,705
Vice President, Operations	2001	415,000	103,510	0	32,000		107,676	8,852
	2000	390,000	89,957	0	26,000		0	8,653

Whittaker, Frank R. J.	2002	$430,000	$275,000	$0	32,000		$0	$9,829
Vice President, Operations	2001	415,000	134,563	0	32,000		107,676	8,985
	2000	390,000	133,845	0	26,000		0	8,680

Talamantes, Patrick(3)	2002	$340,000	$169,712	$0	24,000		$0	$8,009
Vice President, Finance, and	2001	42,360	100,000	0	44,000		N/A	484
Chief Financial Officer	2000	N/A	N/A	N/A	N/A	(4)	N/A	N/A

Weaver, Howard(5)	2002	$280,000	$125,000	$0	16,000		$0	$8,706
Vice President, News	2001	238,303	84,324	0	16,000		29,910	7,856
	2000	166,296	36,963	N/A	4,000		0	7,427

(1)	In January 1998 McClatchy adopted its Long-Term Incentive Plan. Awards under the LTIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings increase over a three-year period. The first awards under this plan were granted in 1998 for the performance period beginning January 1, 1998, and ending December 31, 2000. The first payout was made in 2001.

(2)	The sum includes (i) contributions by McClatchy to McClatchy’s 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage. The amount of the contribution to McClatchy’s 401(k) Plan for each named executive officer for 2002 was $7,333.

(3)	Mr. Talamantes joined McClatchy as Vice President, Finance and Chief Financial Officer on April 2, 2001.

(4)	Mr. Talamantes was granted an option on April 2, 2001, the date he joined McClatchy, to purchase up to 20,000 shares of Class A Common Stock and an option on December 12, 2001, to purchase up to 24,000 shares of Class A Common Stock.

(5)	Mr. Weaver was named Vice President, News on April 16, 2001.

Stock Option Awards

The following table contains information concerning stock option awards to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the fiscal year ended December 29, 2002. Annual stock option grants consist of stock options to purchase shares of Class A Common Stock granted based upon assessment by the Compensation Committee of the individual’s past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. Stock options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning on March 1 following the year for which the award was made.

Option Grants in Last Fiscal Year

Name	Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Pruitt, Gary B.	100,000	17.76%	$57.20	12/17/12	$1,471,913
Weil, Robert J.	32,000	5.68%	57.20	12/17/12	471,012
Whittaker, Frank R. J.	32,000	5.68%	57.20	12/17/12	471,012
Talamantes, Patrick J.	24,000	4.26%	57.20	12/17/12	353,259
Weaver, Howard	16,000	2.84%	57.20	12/17/12	235,506

(1)	Options vest in increments of 25% over four years. The Grant Date Present Values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables, as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price over the exercise price on the date of exercise. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices during fiscal 2002, ending with December 27, 2002, the last trading day of the fiscal year) of 0.2325; risk-free rate of return for such period of 3.29%; dividend yield for such period of 0.7%; and time of exercise of 5.34 years.

Stock Option Exercises and Holdings

The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by the chief executive officer and the four most highly compensated executive officers other than the chief executive officer as of December 29, 2002, and the value of such options based on the closing sales price of McClatchy’s Class A Common Stock on December 27, 2002, which was $56.40.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Pruitt, Gary B.	102,500	$4,053,608	142,500/302,500	$3,302,313/$2,787,688
Weil, Robert J.	19,500	557,614	34,000/100,500	663,444/955,853
Whittaker, Frank R. J.	12,500	438,910	53,500/100,500	1,213,588/955,853
Talamantes, Patrick J.	0	0	5,000/63,000	82,550/497,730
Weaver, Howard	7,500	252,250	12,000/44,000	260,500/357,370

Long-Term Incentive Awards

The following table shows awards made to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the last fiscal year.

Long-Term Incentive Plans—Awards in Last Fiscal Year

Name	Number of Units (#)	Performance Period until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based plans
			Threshold ($)	Target ($)(1)	Maximum ($)
Pruitt, Gary B.	10,000	12/30/02-12/25/05	$0	$395,300	$1,000,000
Weil, Robert J.	4,000	12/30/02-12/25/05	0	$158,120	1,000,000
Whittaker, Frank R. J.	4,000	12/30/02-12/25/05	0	$158,120	1,000,000
Talamantes, Patrick J.	3,000	12/30/02-12/25/05	0	$118,590	1,000,000
Weaver, Howard	2,200	12/30/02-12/25/05	0	$86,966	1,000,000

(1)	LTIP payouts with respect to any award year will be based on increases in McClatchy’s pre-tax earnings over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings (subject to a maximum payout per award per individual of $1,000,000). Securities and Exchange Commission rules require McClatchy to show, in the “Target” column, payouts for the fiscal 2003 awards (made in late fiscal 2002) that would have been made based on fiscal year 2002 performance, as an illustration of the payments that might be made under the LTIP in the future. Therefore, the amounts shown for the fiscal 2002 awards reflect the increase in pre-tax earnings in fiscal 2002 over fiscal 2001 (excluding the gain or loss on sales of assets). However, please note that no financial results for any portion of the performance period for the fiscal 2003 awards have actually been published. As a result, the actual value of these LTIP awards upon payout may differ significantly from the numbers set forth above.

Pension Plans

The following table shows the estimated annual pension benefits payable to the executive officers named below under McClatchy’s qualified defined benefit pension plan and nonqualified supplemental pension plan, based on the amount of remuneration covered under the terms of the plans and the number of years of the executive officer’s service with McClatchy, assuming retirement at age 65. McClatchy’s nonqualified supplemental pension plan enables McClatchy to provide participants with additional benefits without disqualifying the tax-deductibility to McClatchy of benefits payable under McClatchy qualified defined benefit pension plan.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30	35 and Above
$ 200,000	$ 15,000	$ 30,000	$ 45,000	$ 60,000	$ 75,000	$ 90,000	$ 105,000
400,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
800,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	75,000	150,000	225,000	300,000	375,000	450,000	525,000
1,200,000	90,000	180,000	270,000	360,000	450,000	540,000	630,000
1,400,000	105,000	210,000	315,000	420,000	525,000	630,000	735,000
1,600,000	120,000	240,000	360,000	480,000	600,000	720,000	840,000
1,800,000	135,000	270,000	405,000	540,000	675,000	810,000	945,000
2,000,000	150,000	300,000	450,000	600,000	750,000	900,000	1,050,000

Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation. Benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight-life annuity amounts. Married persons may choose between straight-life or joint-and-survivor annuity amounts. Covered compensation for the chief executive officer and the four most highly compensated executive officers other than the chief executive officer would consist of the salary and bonus set forth in the Summary Compensation Table above. As of the end of the last fiscal year, the amount of covered compensation for each of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer was, respectively: Gary B. Pruitt, $1,600,000; Frank R.J. Whittaker, $705,000; Robert J. Weil, $690,000; Patrick J. Talamantes, $509,712; and Howard Weaver, $405,000. If each of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer were to remain employees of McClatchy until the age of 65, the years of credited service for each would be, respectively: Gary B. Pruitt, 37.25; Robert J. Weil, 20.42; Frank R.J. Whittaker, 29.42; Patrick J. Talamantes 28.42; and Howard Weaver, 32.41.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders
Amended and Restated 1987 Stock Option Plan	1,250	$18.10	—
Amended and Restated 1990 Directors’ Stock Option Plan	85,000	$30.47	—
Amended and Restated 1994 Stock Option Plan	1,566,855	$44.45	1,043,527
2001 Director Option Plan	62,500	$51.06	437,500
Amended Employee Stock Purchase Plan	1,212,984	—	662,016
Equity compensation plans not approved by shareholders
1997 Stock Option Plan	534,875	$44.36	9,698

Total	3,463,464	$44.07	2,152,741

1997 Stock Option Plan

The Board of Directors originally adopted the McClatchy Company 1997 Stock Option Plan (the “1997 Plan”) effective as of December 10, 1997. The 1997 Plan was amended and restated as of February 1, 2001. McClatchy stockholders have not approved the 1997 Plan. The 1997 Plan provides for the granting of nonqualified stock options.

There are 750,000 shares of the Company’s Class A Common Stock (the “Shares”) reserved under the 1997 Plan and 9,698 Shares remaining for future issuance. The number of Shares available for future issuance, the number of Shares covered by outstanding stock options and the exercise price under outstanding stock options are subject to adjustment for any future stock splits, stock dividends, non-stock dividends having a material effect on the value of the Shares, Share combinations, recapitalizations, or similar changes as described in the 1997 Plan.

Stock options may be granted under the 1997 Plan to active employees of McClatchy or any subsidiary. A committee appointed by the Board of Directors (the “Committee”) selects employees who will receive options and determines the terms and conditions of the stock options. The exercise price of stock options may be less than the fair market value as of the date of grant. As of the date of this Proxy Statement, no options have been granted at less than the fair market value as of the date of grant. Options generally vest in installments over an employee’s period of service with McClatchy or any subsidiary. All unexpired stock options granted under the 1997 Plan on or after January 12, 2001, become fully vested upon a change in control, as such term is defined in the 1997 Plan. The maximum term of a stock option granted under the 1997 Plan is ten years.

Stock options are generally nontransferable other than by will or by the laws of descent and distribution. The exercise price of stock options must be paid in full at the time of exercise. The Committee may permit payment through the tender of Shares already owned by the participant or consideration received under a “cashless exercise” program.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements

McClatchy has entered into an employment agreement, dated June 1, 1996, with its chief executive officer, Gary Pruitt. The agreement expires on June 1, 2004, or a later date to which the term of the agreement is extended under the terms of the agreement. Under the terms of the agreement, on June 1 of each year, the term of the agreement automatically extends for one year (so that effective on each June 1, the remaining term of employment is a full three-year period). The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice.

If, during the term of the agreement, Mr. Pruitt’s employment is involuntarily terminated for any reason other than “cause,” “mental incompetence” or “disability,” or if he resigns for “good reason” (as these terms are defined in the agreement), he would be entitled to a supplemental severance payment for the balance of the term of the agreement then in effect, equal to 300% of his base salary, at the rate then in effect. The severance payment can be made in a lump sum or, at Mr. Pruitt’s election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt’s group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his  re-employment, whichever is earlier.

If, during the term of the agreement, Mr. Pruitt’s employment is terminated because of disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy’s group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy’s group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt’s group insurance benefits would be continued as long as any disability benefit is payable.

Change-in-Control Arrangements

With respect to any unexpired option that is granted on or after February 1, 2001 (including options granted to the named executive officers on or after such date) and, notwithstanding any contrary provision of the 1994 Plan or any stock option agreement, upon a change of control (as defined in the 1994 Plan), the optionee is entitled to immediate 100% vesting of such option.

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter served as members of the Compensation Committee. None of these individuals was an officer or employee of McClatchy at any time during fiscal 2002, and none of these individuals has ever been an officer of McClatchy. No executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Board of Directors or Compensation Committee of McClatchy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 23, 2002, Olympic Cascade Publishing (“OCP”), a subsidiary of McClatchy, entered into an agreement with Olympic View Publishing (“OVP”) pursuant to which OCP agrees to print OVP’s newspapers, including The Sequim Gazette. OVP is wholly-owned by Brown McClatchy Maloney, a greater than 5%

shareholder of McClatchy. The term of the agreement between OCP and OVP is indefinite. OVP’s payments to OCP for the provision of printing services fluctuate, depending on advertising volume and other factors. OVP paid OCP $191,705 during 2002.

REPORT OF THE COMPENSATION COMMITTEE

This report is provided by the Compensation Committee to assist shareholders in understanding the Committee’s objectives and procedures in establishing the compensation of McClatchy’s executive officers.

The Compensation Committee, which consists entirely of directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy’s executive compensation program. The program focuses on both short-term and long-term performance and utilizes a combination of cash and equity incentives. It is designed to reward and create incentives for excellence in individual achievement as well as company performance. All members of the Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, or the Code.

The principal elements of McClatchy’s executive compensation program are:

•	annual base salary;

•	annual cash bonus (including the bonus paid to the chief executive officer under the Chief Executive Officer Bonus Plan) based on an assessment of success in meeting performance objectives on an individual, unit and/or company-wide basis;

•	cash compensation under the Long-Term Incentive Plan, based upon growth in pre-tax earnings over a three-year period of time; and

•	stock option awards under McClatchy’s stock option plans, which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price for shares of McClatchy’s Class A Common Stock.

In carrying out its duties, the Committee sets the salary and annual cash bonus of the chief executive officer and, after review and consideration of the recommendations of the chief executive officer, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy’s employee stock option plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

In evaluating McClatchy’s performance, the Committee considers results achieved in revenue, earnings and cash flow, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, management development, achievement of diversity goals in hiring practices, community involvement and good corporate citizenship. In evaluating the individual performance of key executives, the Committee also reviews leadership and individual achievement.

The Committee believes McClatchy’s compensation program is vital to the achievement of McClatchy’s objectives, in that it will:

•	enable McClatchy to attract and retain key executives essential to its long-term success;

•	motivate and reward senior executives for development and achievement of sound strategic business objectives; and

•	provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock option plans.

The Committee views other companies in the media industry (including the 12 publicly traded companies included as the peer group in the Five-Year Performance Graph set forth on page 29 of this proxy statement) as McClatchy’s competition when determining competitive compensation practices.

In order to maximize the tax deductibility of option awards upon exercise under Section 162(m) of the Code, McClatchy submitted its 1994 Stock Option Plan for approval of the shareholders in 1994, which Plan was approved. The Amended and Restated 1994 Stock Option Plan, which added an additional 1,000,000 shares to the Plan, was approved by the shareholders in 1998. McClatchy adopted a second Amended and Restated 1994 Stock Option Plan, or 1994 Plan, adding an additional 1,500,000 shares, which was approved by the shareholders in 2001. Also, effective January 1, 1998, McClatchy adopted the Chief Executive Officer Bonus Plan and the Long-Term Incentive Plan, each of which was approved by the shareholders at the 1998 Annual Meeting of Shareholders and qualifies under Section 162(m) of the Code. McClatchy is asking the shareholders to approve the Amended and Restated CEO Bonus Plan at the upcoming annual meeting of shareholders. (See Item 2, Approval of McClatchy’s Chief Executive Bonus Plan.) McClatchy may also determine to pay compensation to the executive officers, including the chief executive officer, which may not be deductible under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction available to McClatchy for compensation paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 2002

McClatchy’s existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late fiscal 2001, the Committee set salary and incentive levels of McClatchy’s executive officers for fiscal 2002. At that time the Committee reviewed compensation data provided by an outside consultant to obtain perspective on compensation levels at McClatchy compared to companies within the newspaper industry, including those companies in the peer group.

Base Pay

In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size, or adjusted to a size, comparable to McClatchy. The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy’s performance and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor. The Committee believes the base salaries for McClatchy’s executive officers generally are at or below the median base salaries for other newspaper companies, including companies in the Peer Group.

Short-Term Incentives (Management by Objective Annual Bonus Plan)

The Committee’s goal is to establish short-term incentive opportunities that are meaningful in relation to each executive’s total compensation and the executive’s level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive’s total compensation is at risk. The Management by Objective Annual Bonus Plan, or MBO Plan, is an annual cash incentive plan that links awards to performance results of the prior year. Awards for fiscal 2002 under the MBO Plan, which applies to each executive officer other than the chief executive officer, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his or her performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, varying from 40% to 60% (depending on the particular participant) of his or her base salary during the year. In addition, each Vice President, Operations has the opportunity to earn points in excess of 100, based on the operating cash flow performance of the newspaper and other operations they oversee, up to an additional 50 points.

Long-Term Incentives

Stock Option Awards.    Non-qualified stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. The Committee believes stock option awards help align the financial interests of the executive officers with those of shareholders. In fixing stock option grants, the Committee, through subjective evaluation processes, determines the award for the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. Elements given weight by the Committee in considering the number of options to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy’s employee stock option plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

Long-Term Incentive Plan Awards.    In January 1998, McClatchy adopted its Long-Term Incentive Plan, or LTIP. McClatchy shareholders approved the LTIP at the 1998 Annual Meeting of Shareholders. Awards for fiscal 2002 under McClatchy’s LTIP were made in late fiscal 2001. These awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings (without giving effect to any gain or loss on the sale of assets) increase over a three-year performance period. The performance period for the 2002 LTIP awards began on December 30, 2002, and will end on December 25, 2005.

The Committee selects executives as participants in the LTIP and determines the number of incentive units awarded. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. The Committee believes LTIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria.

Compensation of the Chief Executive Officer, 2002

Base Pay

Mr. Pruitt’s 2002 base pay was considered in late 2001 and, at that time, was set at $850,000. In setting Mr. Pruitt’s 2002 salary, the Committee considered his performance as chief executive officer, McClatchy’s financial performance, as well as compensation of the chief executive officers of the other newspaper companies in the Peer Group.

Short-Term Incentives

CEO Bonus Plan.    Under the CEO Bonus Plan, the Committee determines the chief executive officer’s bonus payment based on a formula established in advance by the Committee. In January 2002, the Committee determined the formula for Mr. Pruitt’s 2002 bonus. Under this formula, Mr. Pruitt’s 2002 bonus was based on McClatchy’s actual results compared to targeted earnings per share and operating cash flow. The target payout of 75% of Mr. Pruitt’s annual base pay was adjusted up or down based on McClatchy performance relative to targeted earnings per share and targeted operating cash flow, with each measurement equally weighted at 37.5% of annual base pay. In January 2003, the Committee reviewed Mr. Pruitt’s performance as CEO, and noted that McClatchy achieved record earnings of $131.2 million, or $2.84 per share, despite difficult economic conditions. In addition, McClatchy achieved revenues of $1.08 billion, up 0.2% from fiscal 2001. While the revenue growth in fiscal 2002 was relatively small, it was one of the best performances among companies in the Peer Group. In addition, under Mr. Pruitt’s leadership, McClatchy maintained its industry-leading circulation record, posting an 18th consecutive year of daily circulation growth. The Committee also considered the positive impact the price of newsprint had on McClatchy’s earnings for the year, which was largely out of McClatchy’s control. Ultimately, in recognition of Mr. Pruitt’s strong leadership and taking the above factors into account, the Committee awarded Mr. Pruitt a cash bonus of $750,000. This award was less than the bonus amount calculated under the formula established in January 2002.

Long-Term Incentives.    Generally, the Committee grants to the chief executive officer long-term incentive awards for the following year at the end of each year. The chief executive officer’s 2003 award, made in late 2002, consisted of non-qualified stock options to purchase an aggregate of up to 100,000 shares of McClatchy Class A Common Stock and 10,000 incentive units under the LTIP. Based on McClatchy’s performance and data provided by an outside consultant, the Committee believes these awards are reasonable and well within competitive practice for his level of responsibilities.

In setting salary and bonus levels for Mr. Pruitt and in fixing the number of stock option and incentive unit awards granted to Mr. Pruitt under McClatchy’s employee stock option plans and the LTIP, respectively, the Committee does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

Respectfully submitted by the members of the Compensation Committee of McClatchy.

WILLIAM K. COBLENTZ, Chairman

MOLLY MALONEY EVANGELISTI

LARRY JINKS

S. DONLEY RITCHEY

MAGGIE WILDEROTTER

REPORT OF THE AUDIT COMMITTEE

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s current listing standards). The Board of Directors has adopted a written charter for the Audit Committee, which was most recently revised on March 19, 2003, a copy of which appears as Appendix B to this proxy statement. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends the discharge, if necessary, of the independent auditors;

•	pre-approves (or subsequently approves where permitted) engagements of the independent auditors to perform audit or non-audit services, including by establishing pre-approval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•	discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•	reviews with management and the director of internal auditing significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	establishes and reviews code of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•	it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•	it has discussed with the independent auditors the auditors’ independence; and

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 29, 2002.

Respectfully submitted by the members of the Audit Committee of McClatchy.

S. DONLEY RITCHEY, Chairman

LEROY BARNES, JR.

LARRY JINKS

JOAN LANE

FREDERICK R. RUIZ

FIVE-YEAR PERFORMANCE GRAPH

The Securities and Exchange Commission requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on shares of McClatchy’s Class A Common Stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprising McClatchy and 12 other publicly-traded newspaper publishing companies for a period of five years ended December 29, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE McCLATCHY COMPANY, THE S&P MIDCAP 400 INDEX

AND A PEER GROUP

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 29.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/31/97	12/27/98	12/26/99	12/31/00	12/30/01	12/29/02
THE McCLATCHY COMPANY	100.00	119.88	163.25	162.27	180.65	218.26
S&P MIDCAP 400	100.00	119.12	136.65	160.57	159.60	136.44
PEER GROUP	100.00	104.35	128.95	114.85	120.02	129.51

The peer group index comprises the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Belo Corp., (2) Dow Jones & Company, (3) E. W. Scripps Company, (4) Gannett Co., Inc., (5) Journal Register Co., (6) Knight Ridder, Inc., (7) Lee Enterprises, Inc., (8) The McClatchy Company, (9) Media General, Inc., (10) The New York Times Company, (11) Pulitzer Publishing Company, (12) Tribune Company and (13) Washington Post Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received or written representations from reporting persons stating that they were not required to file these forms, during the fiscal year ended December 31, 2002, no director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at McClatchy’s 2004 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than November 29, 2003, to be considered for inclusion in the proxy statement and form of proxy for that meeting. The deadline for submitting a shareholder proposal to be considered at, but not to be included in the proxy statement and form of proxy for, the 2004 Annual Meeting of Shareholders is February 12, 2004.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 28, 2003

APPENDIX A

THE McCLATCHY COMPANY CHIEF EXECUTIVE OFFICER BONUS PLAN

Purpose.    The purpose of The McClatchy Company’s Chief Executive Officer Bonus Plan (the “Plan”) is to motivate and reward the chief executive officer (“CEO”) for exceptional performance by making a portion of his cash compensation directly dependent on The McClatchy Company’s (“McClatchy”) performance in operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of revenue, net income, net income as a percentage of revenue and/or circulation. The Plan is designed to ensure that the bonus paid hereunder to the CEO of McClatchy is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The material terms of this Plan are subject to stockholder approval.

Covered Individuals.    The individual entitled to bonus payments hereunder shall be the CEO of McClatchy.

The Committee.    The Committee shall consist of at least two outside directors of McClatchy that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m).

Amount of Bonus.    The bonus payment for the CEO shall be determined based on an objective formula(e) established by the Committee in writing with respect to each performance period no later than the latest time permitted by the Code. The formula(e) shall incorporate one or more of the objective business criteria identified in the Purpose paragraph above, and the objective financial business criteria shall be determined by the Committee in accordance with generally accepted accounting principles. The term “performance period” shall mean the service period for which the bonuses are payable. The maximum aggregate bonus payable to the CEO under this Plan for any performance period shall not exceed $2,000,000. The Committee may also, in its sole discretion, reduce any bonus payable to the CEO for any reason.

Payment of Bonus.    Annual bonus payments are made in cash. Each annual bonus is not considered earned until the last business day of the performance period, and payment of a given year’s bonus requires that the CEO be on McClatchy’s payroll as of such date. The Committee may make exceptions to these requirements in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No bonus shall be paid unless and until the Committee makes a certification in writing required by Code Section 162(m).

Amendment and Termination.    McClatchy reserves the right to amend or terminate this Plan at any time. Plan amendments will require stockholder approval only to the extent required by applicable law.

A-1

APPENDIX B

AUDIT COMMITTEE

Created as a permanent committee of the Board of Directors by Board Resolution on June 22, 1988.

CHARTER

I.    Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities regarding (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s performance, qualifications and independence (d) the performance of the Company’s internal audit function and (e) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee shall also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In meeting its responsibilities, the Audit Committee is expected to:

1.  Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.  Review and appraise the audit efforts of the Company’s internal auditing department and independent accountants, who are ultimately accountable to the Audit Committee.

3.  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.    Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Audit Committee shall be independent in accordance with the requirements applicable to members of audit committees of the New York Stock Exchange and the rules of the Securities and Exchange Commission, as in effect from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall be provided with appropriate funding (as determined by the Audit Committee) by the Company and is authorized, as appropriate and as deemed necessary by the Committee, to retain and obtain advice and assistance from outside legal, accounting or other advisors.

III.    Meetings

The Committee shall meet at least six times annually, or more frequently as legal requirements or other circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.  Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

2.  Review and update this Charter periodically, as conditions dictate.

3.  Appoint and oversee the work of the independent accountants, approve the compensation of the independent accountants. In this regard, the independent auditors shall report directly to the Audit Committee and the Audit Committee shall have the sole authority to approve: (i) the hiring and firing of the independent auditors; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, to the extent permissible, with the independent auditors.

4.  Pre-approve (or subsequently approve where permitted under the rules of the Securities Exchange Commission) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements provided that such policies and procedures are detailed as to the particular services rendered, the Audit Committee is informed of each such service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to management.

5.  Confirm and assure the independence of the internal auditor and the independent accountants.

6.  Set clear hiring policies with respect to employees or former employees of the independent accountants.

7.  Inquire of management, the director of internal auditing and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8.  Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

9.  Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.  Consider and review with the independent accountants and the director of internal auditing:

(a)  The adequacy of the Company’s internal controls including information system controls and security.

(b)  Any related significant findings and recommendations of the independent accountants and internal auditing together with management’s responses to those findings and recommendations.

11.  At least annually, obtain and review a report by the independent accountants describing:

(a)  The independent accountants’ internal quality-control procedures.

(b)  Any material issues raised by the most recent internal quality-control review or peer review of the independent accountants and any steps taken to deal with any such issues.

(c)  Any investigation or significant inquiry by the Securities and Exchange Commission, other federal or state authority or professional board.

(d)  All relationships between the independent accountants and the Company.

(e)  Such other matters as may be required from time to time under New York Stock Exchange listing requirements.

12.  Review with management and the independent accountants at the completion of the annual examination:

(a)  The Company’s annual financial statements and related footnotes.

(b)  The independent accountants’ audit of the financial statements and report thereon.

(c)  Any significant changes required in the independent accountants’ audit plan.

(d)  Any difficulties or disputes with management encountered during the course of the audit.

(e)  Any report or attestation of the independent accountants made in accordance with rules and regulations of the Securities and Exchange Commission and/or the Public Company Accounting Oversight Board with regard to the Company’s internal controls and procedures for financial reporting.

(f)  Other matters related to the conduct of the audit that are communicated to the Committee under generally accepted auditing standards.

13.  Consider and review with management and the director of internal auditing:

(a)  Significant findings during the year and management’s responses to those findings.

(b)  Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

(c)  Any changes required in the planned scope of the internal audit plan.

(d)  The internal auditing department charter.

(e)  Internal auditing’s compliance with The International Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

14.  Review with management and the independent accountants annual SEC filings and other published documents containing the Company’s financial statements, including any discussion therein under Management’s Discussion and Analysis, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15.  Require management and the independent accountants to review with the Chairman of the Committee, or, at the request of the Chairman, the Committee, the results of the independent accountants’ review of the Company’s quarterly financial statements prior to the public announcement of quarterly earnings and the filing of the Company’s Form 10-Q.

16.  Generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

17.  Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934.

18.  Review policies and procedures with respect to the officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit department or the independent accountants.

19.  Review legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs and reports received from regulators.

20.  Establish, review and update periodically a Code of Conduct including a Code of Ethics for Senior Financial Officers and ensure that management has established an appropriate system of enforcement in connection therewith.

21.  Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.  Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

23.  Report regularly to the Board of Directors as the Committee may deem appropriate.

24.  Annually review and evaluate its own performance.

25.  Perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.			2. To approve McClatchy’s Chief Executive Officer Bonus Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Elizabeth Ballantine 02 Leroy Barnes, Jr. 03 S. Donley Ritchey 04 Maggie Wilderotter	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	3. To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2003 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Chief Executive Officer Bonus Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

I PLAN TO ATTEND THE MEETING ☐
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                                 , 2003

Signature

Signature if held jointly

ñ  FOLD AND DETACH HERE  ñ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mni	OR	Telephone 1-800-435-6710	OR	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

THE McCLATCHY COMPANY CLASS A COMMON STOCK PROXY CARD Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 2003.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2003, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Chief Executive Officer Bonus Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be dated and signed, on the other side)

ñ  FOLD AND DETACH HERE  ñ

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.		2. To approve McClatchy’s Chief Executive Officer Bonus Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

    Nominees:

    01 William K. Coblentz

    02 Molly Maloney Evangelisti

    03 Larry Jinks

    04 Joan F. Lane

    05 James B. McClatchy

    06 Kevin S. McClatchy

    07 William Ellery McClatchy

    08 Theodore Mitchell

    09 Gary B. Pruitt

    10 Frederick R. Ruiz

FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	3. To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2003 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Chief Executive Officer Bonus Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

I PLAN TO ATTEND THE MEETING ☐
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                                 , 2003

Signature

Signature if held jointly

ñ  FOLD AND DETACH HERE  ñ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mnib	OR	Telephone 1-800-435-6710	OR	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

THE McCLATCHY COMPANY CLASS B COMMON STOCK PROXY CARD Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 2003.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2003, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Chief Executive Officer Bonus Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be dated and signed, on the other side)

ñ  FOLD AND DETACH HERE  ñ